                      As filed with the Securities and Exchange Commission on April 12, 2002
                                               Registration No.333-

-------------------------------------------------------------------------------------------------------------------

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                               _____________________

                                                     FORM S-3
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933
                                               _____________________

                                              FRONTIER AIRLINES, INC.
                              (Exact name of registrant as specified in its charter)

                          Colorado                                                 84-1256945
              (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
               incorporation or organization)

                                                  7001 Tower Road
                                              Denver, Colorado 80249
                                                   (720) 374-4200
                     (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

                                                   Paul H. Tate
                                    Vice President and Chief Financial Officer
                                                  7001 Tower Road
                                              Denver, Colorado 80249
                                                  (720) 374-4200
                  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                               _____________________

                                                  With a copy to:

                                                 Douglas R. Wright
                                                 Jeffrey A. Sherman
                                                 Michael M. McGawn
                                                Faegre & Benson LLP
                                         370 Seventeenth Street, Suite 2500
                                               Denver, Colorado 80202
                                                   (303) 592-9000
                                               _____________________

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest
reinvestment plans, check the following box. |_|

         If any of the  securities  being  registered  on this form are to be offered  on a delayed  or  continuous basis  pursuant to Rule 415  under the Securities  Act of 1933,  other than  securities  offered only in connection
with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register  additional  securities  for an offering  pursuant to  Rule 462(b) under the Securities Act,  please check the following box and list the Securities Act  registration  statement  number of
the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective  amendment filed pursuant to Rule 462(c)  under the Securities Act, check the following box and list the Securities Act registration  statement number of the earlier effective  registration
statement for the same offering. |_|

         If delivery of the  prospectus  is expected to be made  pursuant to Rule 434,  please check the  following
box. |_|

                                               _____________________

                                        CALCULATION OF REGISTRATION FEE(1)
-------------------------------------------------------------------------------------------------------------------
              Title of Each Class of                                 Proposed Maximum      Amount of
---------------------------------------------------  Amount to Be        Aggregate       Registration
          Securities to Be Registered(1)             Registered(2)   Offering Price(3)        Fee
--------------------------------------------------------------------------------------------------------
Debt securities; preferred stock, no par value;       $150,000,000   $150,000,000(5)(6)      $13,800
common stock, no par value (4), and securities
warrants
--------------------------------------------------------------------------------------------------------

(1)    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)    Includes an indeterminate number of securities as registered hereunder having an aggregate initial offering price not to exceed $150,000,000.  For securities issued with an original issue discount, the amount to be registered is the amount that, when combined with other securities issued, results in gross proceeds not exceeding $150,000,000.

(3)    Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with
       Rule 457(o) of the rules and regulations under the Securities Act.  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(4)    Associated with the common stock are common stock purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

(5)    No separate consideration will be received for securities that are issued upon conversion of debt securities or preferred stock.

(6)    In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
________________________________________________________________________________________________

         The  registrant  hereby  amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment which  specifically  states that this registration  statement shall thereafter  become effective in accordance with Section 8(a) of the Securities Act of
1933 or until this  registration  statement shall become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

----------------------------------------------------------------------------------------------------------------

The  information  in  this  prospectus  is not  complete  and may be  changed.  We may not  sell  these  securities
until  the  registration  statement  filed  with  the  Securities  and  Exchange  Commission  is  effective.   This
prospectus is not an offer
to  sell  these  securities  and it is not  soliciting  an  offer  to  buy  these  securities  in any  state  where the offer or sale is not permitted.

(Subject to completion, dated April 12, 2002)

PROSPECTUS

                                                   $150,000,000

                                                      [LOGO]

                                              FRONTIER AIRLINES, INC.

                                                  Debt Securities
                                                  Preferred Stock
                                                   Common Stock
                                                Securities Warrants

                                               _____________________

         We will provide the specific terms of these securities as well as prices at which they will be sold, in supplements to this prospectus.  You should read this prospectus and the applicable supplement carefully before you invest.

         Our common stock is quoted and traded on the Nasdaq National Market under the symbol “FRNT.”

                                               _____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

         You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have subsequently changed.

                                               _____________________

                                  This prospectus is dated ________________, 2002

                                                        20

                                                         2

                                                 TABLE OF CONTENTS

                                               ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange
Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell:

o        debt securities,

o        preferred stock,

o        common stock, and

o        securities warrants,

either separately or in units, in one or more offerings up to a total dollar amount of $150,000,000.  This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

         The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus.
That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading
“Where You Can Find More Information.”

         Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Frontier Airlines, Inc.  When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

                                        WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC in accordance with the Securities
Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please
call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC’s
World Wide Web site at http://www.sec.gov.

         We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC.
In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

o        Annual Report on Form 10-K for the year ended March 31, 2001;

o        Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, September 30, 2001, and
         December 31, 2001;

o        Current Report on Form 8-K filed January 22, 2001, as amended by a Current Report on Form 8-K/A filed
         July 11, 2001;

o        Current Report on Form 8-K filed May 7, 2001;

o        The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on May 19, 1994, except that the number of authorized shares of common stock has been increased to 100,000,000; and

o        The description of our  common stock purchase rights contained in the Registration Statement on Form 8-A filed on March 12, 1997, as amended by an amendment dated June 30, 1997 filed as Exhibit 4.4 to our
         Annual Report on Form 10-KSB for the year ended March 31, 1997, an amendment dated December 5, 1997 filed on Form 8-A/A on October 14, 1999 and an amendment dated as of May 30, 2001 filed as Exhibit
         4.4(d) to our Annual Report on Form 10-K for the year ended March 31, 2001.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                            Corporate Secretary
                                            Frontier Airlines, Inc.
                                            7001 Tower Road
                                            Denver, Colorado 80249
                                            (720) 374-4200

                                            FORWARD-LOOKING STATEMENTS

         This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.
Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,”
“will be,” “will continue,” “will result,” or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption “Risk
Factors” in our SEC reports incorporated in this prospectus by reference.  All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                                                    THE COMPANY

         We are a scheduled airline based in Denver, Colorado.  As of April 10, 2002, we operate routes linking our Denver hub to 29 cities in 19 states spanning the nation from coast to coast.  We were organized in February
1994 as a Colorado corporation and we began flight operations in July 1994 with two leased Boeing 737-200 jets.
Since May 2001, we have been executing a fleet replacement plan by which we will replace our leased Boeing aircraft with new purchased and leased Airbus jet aircraft, a transition we expect to complete by May 2006.  Our fleet currently consists of 27 leased jets and three purchased Airbus aircraft, including seven Boeing 737-200’s,
17 larger Boeing 737-300’s, and six Airbus A319’s.  We currently use up to 11 gates at our hub, Denver
International Airport, where we operate approximately 136 daily system flight departures and arrivals.

         Our corporate headquarters are located at 7001 Tower Road, Denver, Colorado 80249.  Our administrative office telephone number is (720) 374-4200; our reservations telephone number is (800) 432-1359; and our World
Wide Web site address is www.frontierairlines.com.   We do not intend to incorporate the contents of our Web site into this prospectus.

                                                   RISK FACTORS

         Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

                                                  USE OF PROCEEDS

         Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, purchase of aircraft or other capital equipment and other capital expenditures, aircraft lease prepayments and additions to our working capital.  Until the net proceeds have been used, they will be invested in short-term marketable securities.

                                                  DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future.  We currently intend to retain our earnings, if any, for future growth.  Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

                                        RATIO OF EARNINGS TO FIXED CHARGES

                                                        Fiscal Year Ended                                   Nine Months Ended
                             ---------------------------------------------------------------------------------------------------------
                         1997           1998         March 31,        2000          2001        December 31,    December 31,
                                                        1999                                        2000            2001

 Ratio of Earnings
 to Fixed Charges...                                    2.56x          2.99x       4.27x          4.80x            1.98x
___________

The historical earnings for the years ended March 31, 1997 and 1998 were inadequate to cover fixed charges.  The coverage deficiencies were $20,643,000 and $30,249,000, respectively.

For purposes of calculating the ratios, fixed charges consist of:

o        interest on debt;
o        accretion of discount on debt and amortization of debt issuance costs; and
o        the portion of rental expense estimated to represent interest (which we estimate to be a 1/3 of rental expense).

         The ratio of earnings to fixed charges is calculated as follows:

                                          (income before income taxes) +
                                                  (fixed charges)
                                                  (fixed charges)
..........................................................................................................................

         For the periods indicated above, we had no outstanding shares of preferred stock.  Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

                                          DESCRIPTION OF DEBT SECURITIES

      This section describes the general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus.
To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

      The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement.  As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

      We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

      The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock.  The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

      A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

o        the title and type of the debt securities;

o        any limit on the total principal amount of the debt securities;

o        the price at which the debt securities will be issued;

o        the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

o        the maturity date of the debt securities;

o        if the debt securities will bear interest:

o        the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;
o        the date from which interest will accrue;
o        the record and interest payment dates for the debt securities;
o        the first interest payment date; and
o        any circumstances under which we may defer interest payments;

o        any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

o        any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

o        whether the debt securities will be secured or unsecured;

o        any subordination provisions;

o        the terms applicable to any debt securities issued at a discount from their stated principal amount;

o        if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

o        the currency or currencies in which the debt securities will be denominated and payable, if other than
         U.S. dollars;

o        any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

o        whether the provisions described under the heading “Defeasance” below apply to the debt securities;

o        any changes to or additional events of default or covenants;

o        whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

o        any special tax implications of the debt securities;

o        any provisions relating to any security provided for the debt securities; and

o        any other terms of the debt securities.  (Section 301)

Denominations

      Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Payment; Transfer

      We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

      We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

      We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock.  Those terms will include:

o        whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

o        the conversion price or exchange ratio, or manner of calculation;

o        the conversion or exchange period;

o        provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

o        the events requiring an adjustment of the conversion price or exchange ratio; and

o        provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

      We may not consolidate or merge with or into any other corporation or convey, transfer, or lease substantially all of our assets, or accept a conveyance, transfer or lease of substantially all of the assets of another company unless:

o        the resulting or acquiring corporation, if other than us, is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

o        immediately after the transaction, no event of default exists; and

o         we deliver an officer’s certificate to the trustee stating that any such transaction is in compliance with the terms of the indenture. (Section 801)

      If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

      Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used in the indenture with respect to any series of debt securities, means any of the following:

o        failure to pay interest on any debt security of that series for 30 days after the payment is due;

o        failure to pay the principal of or any premium on any debt security of that series when due;

o        failure to deposit any sinking fund payment on debt securities of that series when due;

o        failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

o        certain events in bankruptcy, insolvency or reorganization; or

o        any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

      The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

      An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  The indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture.  (Section 1008)  The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

      Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification.  (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

o        conducting any proceeding for any remedy available to the trustee; or

o        exercising any trust or power conferred upon the trustee. (Sections 512, 603)

      The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

o        the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
o        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

o        the trustee has not started the proceeding within 60 days after receiving the request; and

o        the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
           (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Modification and Waiver

      Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

o        change the stated maturity date of any payment of principal or interest;

o        reduce certain payments due on the debt securities;

o        change the place of payment or currency in which any payment on the debt securities is payable;

o        limit a holder’s right to sue us for the enforcement of certain payments due on the debt securities;

o        reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

o        limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or

o        modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

      Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

o        waive compliance by us with certain restrictive covenants of the indenture; and

o        waive any past default under the indenture, except:

o        a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

o        a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.  (Sections 1009, 513)

Defeasance

      Defeasance and Discharge.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture.  If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities.  (Section
403)  As used above, “government obligations” mean:

o        securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

o        securities of government agencies backed by the full faith and credit of that government.  (Section 101)

      In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

o        the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

o        holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series.  (Section 403)

      Under federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

o        the holder’s cost or other tax basis for the debt securities, and

o        the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “ Substitution of Collateral” below.  You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than federal income tax law.

      Defeasance  of Certain  Covenants  and Certain  Events of Default.  At the time that we establish a series of debt  securities  under the  indenture,  we can provide that the debt  securities of that series are subject to the covenant  defeasance  provisions  of the  indenture.  If we so provide  and we make the deposit  described  in this section under the heading “ Defeasance and Discharge” above:

o        we will not have to comply with the following restrictive covenants contained in the indenture:

o        Consolidation, Merger or Sale (Section 801);
o        Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and
o        any other covenant we designate when we establish the series of debt securities; and

o        we will not have to treat the events described in the fourth bullet point under the heading “ Events of
           Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading
           “ Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.
(Section 1501)

      If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.  (Section 1501)

      Substitution of Collateral.  At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities.  (Section 402)

Limited Liability of Some Persons

      No past, present or future shareholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a shareholder, incorporator, employee, officer or director.

                                          DESCRIPTION OF PREFERRED STOCK

         We currently have no outstanding shares of preferred stock.  Under our articles of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without shareholder approval.  Prior to the issuance of shares of each series, the board of directors is required by the Colorado Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Colorado.  The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

o        the number of shares constituting each class or series;

o        voting rights;

o        rights and terms of redemption, including sinking fund provisions;

o        dividend rights and rates;

o        terms concerning the distribution of assets;

o        conversion or exchange terms;

o        redemption prices; and

o        liquidation preferences.

         All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable and will not have any preemptive or similar rights.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

         We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

o        the title and stated value of the preferred stock;

o        the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

o        the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

o        whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

o        the procedures for any auction and remarketing, if any, for the preferred stock;

o        the provisions for a sinking fund, if any, for the preferred stock;

o        the provision for redemption, if applicable, of the preferred stock;

o        any listing of the preferred stock on any securities exchange;

o        the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

o        voting rights, if any, of the preferred stock;

o        a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

o        the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

o        any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
o        any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

         Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

o        senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

o        on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

o        junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

         The term equity securities does not include convertible debt securities.

                                            DESCRIPTION OF COMMON STOCK

         As of April 10, 2002, we had 29,512,581 shares of our common stock outstanding held of record by approximately 872 shareholders.

         Each holder of our common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote and do not have cumulative voting rights.
Except for and subject to those preferences, rights, and privileges expressly granted to the holders of our preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of our common stock have exclusively all other rights of shareholders of our company, including (i) the right to receive dividends, when, as and if declared by our board of directors out of funds legally available for such dividends;
and (ii) in the event of any distribution of assets upon our dissolution and liquidation, the right to receive ratably and equally all of our assets remaining after payment of indebtedness and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock or other equity securities ranking senior to the common stock.

         Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to our common stock.  All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our outstanding preferred stock.

Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws

      Certain provisions of our articles of incorporation and bylaws make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent.  These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

      Preferred Stock.  Under our restated articles of incorporation, as amended, our board of directors can, at any time and without shareholder approval, issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

      Number of Directors; Filling Vacancies.  Our bylaws provide that the board of directors will consist of such number of directors as may be set by resolution of the then-current board.  Further, the bylaws authorize the board of directors to fill newly created directorships.  Accordingly, this provision could prevent a shareholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees.

Rights Agreement

         In February 1997, our board of directors declared a dividend distribution of one right (a “Right”) for each outstanding share of our common stock to shareholders of record at the close of business on March 15, 1997.
Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one share of common stock at a purchase price of $65.00 per share (the “Purchase Price”), subject to adjustment.  The
Rights expire at the close of business on February 20, 2007, unless we redeem or exchange them earlier as described below.  The description and terms of the Rights are set forth in a Rights Agreement, as amended (as so amended, the “Rights Agreement”).  As a result of the 50 percent stock dividend we distributed on March 5, 2001, there are currently 0.67 Rights associated with each outstanding share of common stock.

         The Rights are exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons other than us, our subsidiaries or any person receiving newly-issued shares of common stock directly from us or indirectly via an underwriter in connection with a public offering by us (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20%
or more of such outstanding shares of common stock.  If any person becomes an Acquiring Person other than pursuant to a Qualifying Offer (as defined below), each holder of a Right has the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding any of the foregoing, all Rights that are beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable in any event until such time as the Rights are no longer redeemable by us as set forth below.

         A “Qualifying Offer” means a tender offer or exchange offer for, or merger proposal involving, all outstanding shares of common stock at a price and on terms determined by at least a majority of our board of directors who are not our officers or employees and who are not related to the person making such offer, to be fair to and in our best interests and the best interests of our shareholders.  If after the Stock Acquisition
Date we are acquired in a merger or other business combination transaction in which the common stock is changed or exchanged or in which we are not the surviving corporation (other than a merger that follows a Qualifying
Offer) or 50% or more of our assets or earning power is sold or transferred, each holder of a Right shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Right, and the number of Rights associated with each share of common stock, are all subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) if holders of the common stock are granted certain rights or warrants to subscribe for common stock or convertible securities at less than the current market price of the common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets or of subscription rights or warrants. At any time until ten days following the Stock Acquisition Date, we may redeem the Rights in whole at a price of $.01 per Right.  Upon the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.  While the distribution, if any, of the Rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for our common stock or for common stock of the acquiring company.

         The rights trade automatically with shares of common stock, and are designed to protect the interests of our company and shareholders against coercive takeover tactics.  The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders.  The rights may, but are not intended to, deter takeover proposals that may be in the best interests of our shareholders.

                                        DESCRIPTION OF SECURITIES WARRANTS

      This section describes the general terms and provisions of the securities warrants.  The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

      We may issue warrants for the purchase of debt securities, preferred stock or common stock, which we will collectively refer to as the “securities warrants.”  Securities warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities.  Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement.  The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

      We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section.  We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement.  You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

      If we offer  securities  warrants,  the  applicable  prospectus  supplement  will  describe  their terms.  If securities  warrants for the purchase of debt  securities are offered,  the applicable  prospectus  supplement will describe the terms of those securities warrants, including the following if applicable:

o        the offering price;

o        the currencies in which the securities warrants are being offered;

o        the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

o        the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of common stock;

o        the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

o        the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

o        the date on which the right to exercise the securities warrants begins and the date on which the right expires;

o        United States federal income tax consequences; and

o        any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

      If  securities  warrants  for the purchase of preferred  stock or common  stock are offered,  the  applicable prospectus  supplement  will  describe  the terms of those  securities  warrants,  including  the  following  where applicable:

o        the offering price;

o        the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

o        the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of common stock;

o        the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

o        the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

o        the date on which the right to exercise the securities warrants begins and the date on which the right expires;

o        United States federal income tax consequences; and

o        any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

      A holder of securities warrant certificates may:

o        exchange them for new certificates of different denominations;

o        present them for registration of transfer; and

o        exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture.  Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

      Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

      A holder of securities warrants may exercise them by following the general procedure outlined below:

o        delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

o        properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

o        delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

      If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price.  After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or common stock that you purchased upon exercise.  If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants.  Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

      We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants.  We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent.  However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

      Unless the  applicable  prospectus  supplement  states  otherwise,  the exercise  price of, and the number of shares of common  stock  covered  by, a common  stock  warrant  will be  adjusted  in the  manner  set forth in the applicable prospectus supplement if certain events occur, including:

o        if we issue capital stock as a dividend or distribution on the common stock;

o        if we subdivide, reclassify or combine the common stock;

o        if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

o        if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

      Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

      Holders of common stock warrants may have additional rights under the following circumstances:

o        a reclassification or change of the common stock;

o        a consolidation or merger involving our company; or

o        a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

                                               PLAN OF DISTRIBUTION

      We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers.  We may distribute the securities from time to time in one or more transactions at:

o        a fixed price or prices, which may be changed;

o        market prices prevailing at the time of sale;

o        prices related to the prevailing market prices; or

o        negotiated prices.

      We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

      If we utilize a dealer in the sale of the securities  being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus  supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

      We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

      The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments  or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by  them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

      When we issue the securities offered under this prospectus, except for shares of common stock, they may be new securities without an established trading market.  If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time.
Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

      We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

      The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

                                                  LEGAL OPINIONS

      Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus.  Any underwriters will be represented by their own legal counsel.

                                                      EXPERTS

      The financial statements of Frontier Airlines, Inc. as of March 31, 2001 and 2000, and for each of the years in the three-year period ended March 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                       II-3
                                                       II-4
                                                      PART II
                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Our  estimated  expenses  in  connection  with the  issuance  and  distribution  of the  securities  being registered are set forth in the following table.

SEC Registration Fee                                                                               $ 13,800
Legal Fees and Expenses*                                                                            100,000
Trustee Fees and Expenses*                                                                           30,000
Accounting Fees and Expenses*                                                                        50,000
Printing and Engraving Fees*                                                                         60,000
Rating Agency Fees*                                                                                 100,000
Nasdaq and Other Listing Fees*                                                                       60,000
Miscellaneous*                                                                                       21,200
Total                                                                                              $425,000

___________
-------------------------------------------------------------------------------------------------------------------

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.  Indemnification of Directors and Officers

         The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts.  Our bylaws provide that we will indemnify any our directors, officers, employees or agents to the maximum extent provided by law.

         The Colorado Business Corporation Act would permit us to indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person was a party to the extent that such person’s actions were in good faith, were believed to be in our best interest, and were not unlawful.  Therefore, if we cannot show that an officer, director, employee,
’
belief that his or her actions were in our best interests, not opposed to our best interests, or not unlawful, we would be required to indemnify such person.  Furthermore, indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of a proceeding.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above.  However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action.  In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

         Indemnification may also be granted under the terms of agreements that may be entered into in the future according to a vote of shareholders or directors.  In addition, we purchase and maintain insurance that protects our officers and directors against any liabilities incurred in connection with their services in these positions.

Item 16.  Exhibits

      The following exhibits are filed as part of this registration statement:

1.1       Form of Underwriting Agreements.(1)
4.1       Specimen common stock certificate of the Company.(2)
4.2       Restated Articles of Incorporation (as amended November 2, 2001).(3)
4.3       Bylaws (as amended).(4)
4.4       Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American Securities
          Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines, Inc.
          Registration Statement on Form 8-A dated March 11, 1997. (5)
4.4(a)    Amendment to Rights Agreement dated June 30, 1997.(6)
4.4(b)    Amendment to Rights Agreement dated December 5, 1997.(7)
4.4(c)    Third Amendment to Rights Agreement dated September 9, 1999.(8)
4.4(d)    Fourth Amendment to Rights Agreement dated May 30, 2001.(9)
4.5       Form of Indenture.
4.6       Form of Debt Security.(1)
5         Opinion of Faegre & Benson LLP.
12        Computations of ratio of earnings to fixed charges.
23(a)     Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23(b)     Consent of KPMG LLP.
24        Powers of Attorney. (Contained on the signature page of this registration statement)
25        Statement of Eligibility and Qualification of Trustee.(1)
___________

(1)        To be filed by amendment or incorporated by reference in connection with the issuance of the securities.
(2)        Incorporated by reference from the Company’s Registration Statement on Form SB-2, Commission File No.
           33-77790-D, declared effective May 20, 1994.
(3)        Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Commission File No. 0-24126,
           filed on November 14, 2001.
(4)        Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Commission File No. 0-24126,
           filed on August 10, 1999.
(5)        Incorporated by reference from the Company’s Report on Form 8-K filed on March 12, 1997
(6)        Incorporated by reference from the Company’s Annual Report on Form 10-KSB, Commission File No. 0-24126,
           filed July 14, 1997.
(7)        Incorporated by reference from the Company’s Annual Report on Form 10-K, Commission File No. 0-24126,
           filed on June 22, 1999.
(8)        Incorporated by reference from the Company’s Report on Form 8-K filed on October 1, 1997.
(9)        Incorporated by reference from the Company’s Annual Report on Form 10-K, Commission file No. 0-24126, filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.

Item 17.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                           (iii)    to include any material  information  with respect to the plan of  distribution not  previously  disclosed  in  the  registration  statement  or  any  material  change  to  such information in the registration statement;

         provided,  however,  that  paragraphs  (a)(1)(i) and  (a)(1)(ii) of  this  section  do  not  apply  if the information  required to be included in a  post-effective  amendment by those  paragraphs  is contained in periodic  reports filed with or furnished to the  Commission by the  registrant  pursuant to Section 13 or
         15(d) of the  Securities  Exchange  Act of 1934 that are  incorporated  by  reference in the  registration statement.

                  (2)      That,  for the purpose of  determining  any liability  under the Securities Act of 1933, each such  post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of  the securities being registered which remain unsold at the termination of the offering.

         (b)      The  undersigned  registrant  hereby  undertakes  that, for purposes of determining any liability under the  Securities Act of 1933,  each filing of the  registrant’s  annual report  pursuant to  Section 13(a)  or
Section 15(d)  of the  Securities  Exchange  Act of 1934 that is  incorporated  by  reference  in the  registration statement shall be deemed to be a new registration  statement relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted to directors,  officers,  and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange  Commission  such indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer,  or controlling person of the registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer,  or controlling  person in connection with the securities  being  registered,  the  registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)
         or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e)      The  undersigned  registrant  hereby  undertakes  to  file an  application  for  the  purpose  of determining  the eligibility of the trustee to act under  subsection  (a) of Section 310 of the Trust Indenture Act in accordance with the rules and  regulations  prescribed by the Commission  under Section  305(b)(2) of  the Trust
Indenture Act.

                                                       II-6
                                                    SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  the  registrant  certifies  that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-3 and has duly  caused this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Denver and the State of Colorado, on the 10th day of  April, 2002.

                                                     Frontier Airlines, Inc.
                                                     By
                                                           /s/ Jeff S. Potter
                                                           Jeff S. Potter, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below authorizes Jeff S. Potter and Paul H. Tate, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments
(including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature                            Title                                                                Date

/s/ Samuel D. Addoms
Samuel D. Addoms                     Chairman of the Board and Director                                   April 10, 2002
/s/ Jeff S. Potter
Jeff S. Potter                       Chief Executive Officer and Director (Principal Executive Officer)   April 10, 2002
/s/ Paul H. Tate
Paul H. Tate                         Vice President and Chief Financial Officer (Principal Financial      April 10, 2002
                                     Officer)
/s/ Elissa A. Potucek
Elissa A. Potucek                    Vice President, Controller and Treasurer (Principal Accounting       April 10, 2002
                                     Officer)
/s/ Paul S. Dempsey
Paul S. Dempsey                      Director                                                             April 10, 2002
/s/ B. LaRae Orullian
B. LaRae Orullian                    Director                                                             April 10, 2002
/s/ William B. McNamara
William B. McNamara                  Director                                                             April 10, 2002
/s/ D. Dale Browning
D. Dale Browning                     Director                                                             April 10, 2002
/s/ James B. Upchurch
James B. Upchurch                    Director                                                             April 10, 2002

                                                   EXHIBIT INDEX

Exhibit
Number        Document Description

1.1           Underwriting Agreements(1)
4.1           Specimen common stock certificate of the Company.(2)
4.2           Restated Articles of Incorporation (as amended November 2, 2001).(3)
4.3           Bylaws (as amended).(4)
4.4           Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American
              Securities Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines,
              Inc. Registration Statement on Form 8-A dated March 11, 1997. (5)
4.4(a)        Amendment to Rights Agreement dated June 30, 1997.(6)
4.4(b)        Amendment to Rights Agreement dated December 5, 1997.(7)
4.4(c)        Third Amendment to Rights Agreement dated September 9, 1999.(8)
4.4(d)        Fourth Amendment to Rights Agreement dated May 30, 2001.(9)
4.5           Form of Indenture.
4.6           Form of Debt Security.(1)
5             Opinion of Faegre & Benson LLP.
12            Computations of ratio of earnings to fixed charges.
23(a)         Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23(b)         Consent of KPMG LLP.
24            Powers of Attorney. (Contained on the signature page of this registration statement)
25            Statement of Eligibility and Qualification of Trustee.(1)
___________
-------------------------------------------------------------------------------------------------------------------

(1)            To be filed by amendment or incorporated by reference in connection with the issuance of the securities.
(2)            Incorporated by reference from the Company’s Registration Statement on Form SB-2, Commission File No.
               33-77790-D, declared effective May 20, 1994.
(3)            Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Commission File No.
               0-24126, filed on November 14, 2001.
(4)            Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Commission File No.
               0-24126, filed on August 10, 1999.
(5)            Incorporated by reference from the Company’s Report on Form 8-K filed on March 12, 1997
(6)            Incorporated by reference from the Company’s Annual Report on Form 10-KSB, Commission File No.
               0-24126, filed July 14, 1997.
(7)            Incorporated by reference from the Company’s Annual Report on Form 10-K, Commission File No. 0-24126,
               filed on June 22, 1999.
(8)            Incorporated by reference from the Company’s Report on Form 8-K filed on October 1, 1997.
’
               filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.